Instr # 2825510 BK: 3073 PG:1027,Page 1 of 43
Recorded 01/07/2013 at 12:58 PM,
RECORDING: $195.00 RECORDING ARTICLE V: $172.00

DEPUTY CLERK JHELMS
DON W. HOWARD CLERK OF COURTS OKALOOSA COUNTY FL

When Recorded, Return To:

Jane Hils Shea, Esq.
Frost Brown Todd LLC
3300 Great American Tower
301 East Fourth Street
Cincinnati, Ohio 45202

<u>NOTE TO CLERK</u>: THIS AMENDED AND RESTATED OPEN END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING AMENDS AND RESTATES THAT CERTAIN MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT DATED FEBRUARY 29, 2008, EXECUTED BY MORTGAGOR IN FAVOR OF WACHOVIA BANK, NATIONAL ASSOCIATION ("WACHOVIA") AND RECORDED IN OFFICIAL RECORDS BOOK 2830, PAGE 2244 OF THE PUBLIC RECORDS OF OKALOOSA COUNTY, FLORIDA (THE "ORIGINAL MORTGAGE"). THE ORIGINAL MORTGAGE HAS BEEN ASSIGNED TO MORTGAGEE BY WELLS FARGO BANK, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO WACHOVIA, PURSUANT TO AN ASSIGNMENT OF MORTGAGE OF EVEN DATE HEREWITH TO BE RECORDED IN THE PUBLIC RECORDS OF OKALOOSA COUNTY, FLORIDA. THE OBLIGATIONS SECURED BY THIS AMENDED AND RESTATED OPEN END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING DO NOT INCREASE THE OUTSTANDING PRINCIPAL BALANCE OF THE OBLIGATIONS SECURED BY THE ORIGINAL MORTGAGE, AND NO ADDITIONAL FLORIDA DOCUMENTARY STAMP TAXES OR INTANGIBLE PERSONAL PROPERTY TAXES ARE DUE IN CONNECTION WITH THE EXECUTION AND RECORDATION HEREOF.

AMENDED AND RESTATED
OPEN END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, AND FIXTURE FILING
(This Mortgage Secures Future Advances)

Date: January 3, 2013

Borrower: **AHB APARTMENTS, LLC**, a Delaware limited liability company
3819 Maple Avenue
Dallas, TX 75219

Lender: **WESTERN-SOUTHERN LIFE ASSURANCE COMPANY**
400 Broadway
Cincinnati, OH 45202

Total Amount of Indebtedness: $38,500,000
Maximum Future Indebtedness, including Future Advances, that may be secured hereby: $38,500,000

<u>RECITALS</u>

A. Mortgagor (hereinafter sometimes also referred to as the "**Borrower**") is indebted to the Mortgagee (hereinafter sometimes also referred to as the "**Lender**") in the aggregate principal sum of THIRTY EIGHT MILLION FIVE HUNDRED THOUSAND and

00/100 Dollars ($38,500,000.00) (the "**Loan**"), which indebtedness is evidenced by the Amended and Restated Promissory Note in the original principal amount of THIRTY EIGHT MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($38,500,000.00) payable to Lender, dated on or about January 3, 2013 (the "**Note**"), such principal sum being payable as set forth in the Note with interest at the rate set forth therein, and containing a provision for the payment of a reasonable additional amount as attorneys' fees.

B. Mortgagor desires to secure to Mortgagee the following (hereinafter referred to as the "**Indebtedness**"): (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, and all renewals, increases, extensions and modifications thereof, in whole or in part, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part; (b) the payment of all other sums and future advances, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage; and (c) the performance of the obligations, covenants and agreements of Borrower contained in the Note, this Amended and Restated Open-End Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (this "**Mortgage**") and any and all other documents executed by Borrower or Guarantor now or hereafter in connection with the Note or this Mortgage for the purpose of further evidencing, securing, governing or guaranteeing the indebtedness secured by this Mortgage (hereinafter sometimes collectively referred to as the "**Loan Documents**").

Mortgagor does hereby **MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, GRANT A SECURITY INTEREST IN and SET OVER TO MORTGAGEE**, the real estate described in Exhibit "A" attached hereto and made a part hereof (the "**Land**"), TOGETHER WITH the following, whether now owned or hereafter acquired by Borrower, subject only to the Permitted Encumbrances (as defined below):

(a) all buildings, fixtures and other improvements now or hereafter attached to or placed, erected, constructed or developed on the Land (the "**Improvements**") during the existence of the lien created by this Mortgage;

(b) all accounts, inventory, equipment, instruments, investment property, chattel paper, consumer goods, farm products, goods, general intangibles, documents, letter of credit rights, deposit accounts and money, as such terms are defined in the Uniform Commercial Code as adopted in the state where the Land is located ("**Personal Property**"), whatsoever now or hereafter delivered to, attached to, installed in, or used in or about the Improvements or which are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in the development of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing whether or not the same shall be attached to the Land or Improvements (excluding, however, any of the foregoing owned by tenants of the Land and Improvements;

(c) all proceeds (including premium refunds) of each policy of insurance relating to the Land, Improvements or Personal Property;

(d) all as-extracted collateral (as such term is defined in the Uniform Commercial Code adopted in the state where the Land is located) including timber, oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land or Improvements and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise and all proceeds of the Personal Property;

(e) all easements and rights of way used in connection with the Land or Improvements or as a means of ingress to or egress from said Land or Improvements;

(f) all right, title and interest of Borrower in and to all streets, roads, ways, alleys, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land or any part thereof;

(g) all proceeds from the sale, lease, or other disposition of all or any portion of the Land, the Improvements or the Personal Property;

(h) all rights, estates, powers, privileges, hereditaments and interests of whatever kind or character appurtenant or incident to the foregoing and all other interests of every kind and character that Borrower now has or at any time hereafter acquires in and to the Land, Improvements, and Personal Property and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Borrower with respect to such property; and

(i) all products and proceeds of any of the foregoing;

provided, however, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender shall not have a lien on or a security interest in and the definition of Personal Property and Mortgaged Property shall exclude, the names "Trammell Crow Residential," "Trammell Crow," "Crow", "TCR", "Alexan" and the TCR logo, and variants of those names and logos and the goodwill associated therewith and any written or printed material that contains any of such names or logos.

As used in subsection (i) above, the term "proceeds" shall have the meaning assigned to it under the Uniform Commercial Code in effect in the jurisdiction in which this Mortgage is filed and, to the extent not otherwise included, shall include, but not be limited to, (a) any and all proceeds of any insurance, causes and rights of action, and settlements thereof, judicial and arbitration judgments and awards, and indemnity, warranty or guaranty payments payable to Borrower from time to time with respect to any of the Mortgaged Property, (ii) all claims of the Borrower for losses or damages arising out of or related to or for any breach of any agreements, covenants, representations or warranties or any default under any of the foregoing arising out of or related to any of the Mortgaged Property (without limiting any direct or independent rights of Borrower with respect to the Mortgaged Property), and (iii) any and all other amounts from time

to time paid or payable under or in connection with any of the Mortgaged Property. The above-described property is collectively herein referred to as the "**Mortgaged Property.**"

If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, then and in that event only, and subject to the provisions of Section 2.2.18 and Section 4.8 hereof, all rights under this Mortgage shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender in due form at Borrower's cost.

1. SECURED INDEBTEDNESS.

1.1 This Mortgage is made for the purpose of creating a lien on the Mortgaged Property in order to secure and enforce the payment of the Indebtedness, including future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution hereof.

1.2 This Mortgage shall secure any and all present or future advances and readvances made by Mortgagee to or for the benefit of Mortgagor or the Mortgaged Property within 20 years from the date hereof (whether such advances are obligatory or are made at the option of Mortgagee or otherwise), including without limitation: (a) principal, interest, late charges, fees and other amounts due under this Mortgage; (b) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any improvements on the Mortgaged Property; (c) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Mortgaged Property or the lien of this Mortgage; and (d) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Indebtedness. The amount that may be so secured may decrease to a zero amount from time to time, or may increase from time to time, but the total amount of the Indebtedness shall not exceed twice the aggregate amount of the Note and each other instrument, agreement or obligation specifically described herein or in any rider attached to and recorded with this Mortgage, or otherwise incorporated herein by reference, including any of the foregoing that is incorporated into this Mortgage by a modification or similar document recorded subsequent to the date hereof, plus interest, and any advances or disbursements made for the benefit or protection of or the payment of taxes, assessments, levies or insurance upon the Mortgaged Property with interest on such disbursements as provided herein.

2. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF BORROWER.

2.1 **Representations and Warranties.** Borrower does hereby represent and warrant to Lender as follows:

2.1.1 **Title and Authority.** Borrower is the lawful owner of good and indefeasible title to the Land and Improvements and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the Land and Improvements and to grant a security interest in the Personal Property. Borrower does not do business with respect to the Mortgaged Property under any trade name other than "Alexan Henderson Beach".

2.1.2 **Permitted Encumbrances.** The Mortgaged Property is free and clear from all liens, security interests and encumbrances except the lien and security interest evidenced hereby and those encumbrances, if any, described in Schedule B of that certain Loan Policy of Title Insurance issued to Mortgagee by Fidelity National Title Insurance Company pursuant to that certain commitment bearing Order No. 4157999 (Henderson Beach), at the time of the Loan closing (the "**Title Proforma**") (hereinafter called the "**Permitted Encumbrances**"). There are no mechanic's or materialmen's liens, lienable bills or other claims constituting or that may constitute a lien on the Mortgaged Property, or any part thereof, except for liens of taxes and assessments that are not delinquent and the liens in favor of Lender.

2.1.3 **No Financing Statement.** There is no financing statement covering all or any part of the Mortgaged Property or its proceeds on file in any public office that has not been terminated or assigned to Lender, other than the construction loan debt which has been paid in part with the proceeds of the Loan and with respect to which the relevant financing statements are in the process of being terminated.

2.1.4 **Location of Personal Property.** All tangible Personal Property is located on the Land.

2.1.5 **No Homestead.** No portion of the Mortgaged Property is being used as Borrower's residential homestead.

2.1.6 **No Default or Violation.** The execution, delivery and performance of this Mortgage, the Note and all other Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject.

2.1.7 **Compliance with Covenants and Laws.** The Mortgaged Property and the intended use thereof by Borrower are in material compliance with all applicable restrictive covenants, zoning ordinances and building codes,

flood disaster laws, applicable health laws relating to Borrower's use of the Mortgaged Property, applicable Environmental Laws (as defined in the Environmental Indemnity Agreement executed in connection with the Loan) and regulations and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, the Americans With Disabilities Act of 1990, as amended, (all of the foregoing hereinafter sometimes collectively referred to as **"Applicable Laws"**) without reliance upon grandfather provisions or, except as described in that certain survey of the Land that was delivered to Lender in connection with the closing of the Loan and that certain letter dated December 10, 2012 from the City of Destin Community Development Planning Division to Lender, adjacent or other properties. Borrower has obtained all requisite zoning, utility, building, health and operating permits from the governmental authority or municipality having jurisdiction over the Mortgaged Property. All engineering specifications with respect to the Mortgaged Property are within applicable environmental standards.

2.1.8 **Condition of Property**. The Mortgaged Property is served by electric, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof as represented by Borrower at or within the boundary lines of the Mortgaged Property. All streets, alleys and easements necessary to serve the Mortgaged Property for the use represented by Borrower have been or will be completed and serviceable, and such streets have been or will be dedicated and accepted by applicable governmental entities. Other than as set forth in any property condition report for the Mortgaged Property obtained by or provided to Lender in connection with the Loan, the Mortgaged Property is in good condition and repair with no material deferred maintenance and is free from material damage caused by fire or other casualty. Other than as set forth in any property condition report for the Mortgaged Property obtained by or provided to Lender in connection with the Loan, Borrower has no knowledge, after Appropriate Inquiry of any latent or patent structural or other significant defect or deficiency in the Mortgaged Property. Design and as-built conditions of the Mortgaged Property are such that no drainage or surface or other water will drain across or rest upon either the Mortgaged Property or land of others except as contemplated by the engineering plans and specifications prepared in connection with the development of the Mortgaged Property and approved by any required governmental authority. None of the Mortgaged Property is within a flood plain. None of the improvements on the Mortgaged Property create an encroachment over, across or upon any of the Mortgaged Property boundary lines, rights of way or easements and no buildings or other improvements on adjoining land create such an encroachment onto the Mortgaged Property. For purposes of this Mortgage and the other Loan Documents, "Appropriate Inquiry" shall mean a level of inquiry

comparable to that used by other comparable owners of properties similar to the Property.

2.2 **Covenants and Agreements**. So long as the Indebtedness or any part thereof remains unpaid, Borrower covenants and agrees with Lender as follows:

2.2.1 **Payment and Performance**. Borrower will make prompt payment, as the same becomes due, of the Indebtedness and shall punctually and properly perform all of Borrower's covenants, obligations, and liabilities under the Loan Documents.

2.2.2 **Existence**. Borrower will continuously maintain its existence, its good standing and its right to do business in the State where the Mortgaged Property is located.

2.2.3 **Taxes on Note and Other Taxes**. Borrower will promptly pay all income, franchise and other taxes owing by Borrower and any stamp taxes that may be required to be paid with respect to the Note, this Mortgage or any other Loan Documents.

2.2.4 **Operation of Mortgaged Property**. Borrower will operate the Mortgaged Property in a commercially reasonable manner consistent with first class properties in the same geographic area as the Mortgaged Property and in accordance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Borrower will not abandon all or any portion of the Mortgaged Property and will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Borrower will not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Applicable Laws or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws. Borrower will not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of Lender. Borrower shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Mortgaged Property. Borrower will not commit active waste of any portion of the Mortgaged Property. Borrower will allow Lender or its authorized representative to enter the Mortgaged Property at any reasonable time and upon reasonable advance written notice to Borrower to inspect the Mortgaged Property and

Borrower's books and records pertaining thereto and Borrower will assist Lender or said representative in whatever way necessary to make such inspection. If Borrower receives a notice or claim from any federal, state or other governmental entity pertaining to the Mortgaged Property, including, without limitation, a notice that the Mortgaged Property is not in compliance with any Applicable Laws, Borrower will promptly furnish a copy of such notice or claim to Lender.

2.2.5 **Books and Records**. Borrower will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Property, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the Improvements) to be inspected and copied by Lender and its duly accredited representatives at the Land upon reasonable notice to Borrower during normal business hours.

2.2.6 **Financial Statements**.

2.2.6.1 Borrower will furnish the Borrower's Financial Statements (as defined below) to the Lender within ninety (90) days after the end of each fiscal year. Such Financial Statements will be prepared in substantially the same form as Borrower's Financial Statements provided to Lender in connection with the application for the Loan or such other form acceptable to Lender and shall be certified by a Principal (as defined below) of the Borrower, by an officer of a Principal of Borrower, or any officer of the general partner of or a member of a Principal of Borrower. "**Financial Statements**" means the Borrower's consolidated balance sheets, income statements and statements of cash flows for the year, together with year-to-date figures and comparative figures for the corresponding periods of the prior year.

2.2.6.2 Borrower will cause each guarantor who has executed a guaranty of the Loan (collectively, the "**Guarantors**") to deliver to Lender such financial information as is required of the Guarantors by the terms of the Limited Recourse Guaranty executed of even date herewith.

2.2.7 **Rent Roll**. Borrower will annually deliver to Lender within ninety (90) days after the end of each fiscal year a current rent roll, showing effective monthly rental and leased units with expiration dates of the respective leases, certified by Borrower and in substantially the same form as the rent roll that was delivered to Lender in connection with the application for the Loan or such other form acceptable to Lender.

2.2.8 **Debts for Construction**. Borrower will cause all debts and liabilities of any character, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property, incurred in the construction, maintenance, operation and development of the Mortgaged Property to be paid prior to delinquency; provided that Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted debt or charge, and pending such contest Borrower shall not be deemed in default hereunder.

2.2.9 **Ad Valorem Taxes**. Borrower will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Mortgaged Property, or any part thereof, or against Lender for or on account of the Note or any other Indebtedness or the interest created by this Mortgage and, upon the request of Lender or Lender's agent, will furnish Lender with receipts showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor; provided that Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Borrower shall not be deemed in default hereunder if (i) Borrower shall diligently prosecute such contest in a manner not prejudicial to the rights, liens and security interests of Lender; (ii) prior to delinquency of the asserted tax or assessment Borrower establishes with Lender an escrow acceptable to Lender adequate to cover the payment of such tax or assessment with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Borrower upon payment of all such taxes, assessments, interest, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnishes Lender with an indemnity bond or other security acceptable to Lender, in the amount of the tax or assessment being contested by Borrower plus a reasonable additional sum to pay all costs, interests and penalties which may be imposed or incurred in connection therewith; (iii) Borrower pays to Lender promptly after demand therefor all costs and expenses incurred by Lender in connection with such contest; and (iv) Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final and unappealable; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold. Notwithstanding the foregoing, if Lender is collecting any escrowed Funds for Taxes or assessments pursuant to Section 2.2.15 hereof, then so long as no Event of Default has occurred and is continuing, Borrower will not be obligated to pay any amounts under this Section 2.2.9 for which such escrowed Funds are being collected.

2.2.10 **Repairs and Maintenance.** Borrower will keep the Mortgaged Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be wasted. Borrower will promptly replace all worn-out or obsolete fixtures or tangible Personal Property covered by this Mortgage with fixtures or personal property comparable to the replaced fixtures or tangible Personal Property when new, and will repaint the Mortgaged Property when needed. Borrower will make all renovations, modifications and alterations to the Mortgaged Property in compliance with all Applicable Laws. Notwithstanding any of the foregoing, Borrower will not, without the prior written consent of Lender, (i) remove from the Mortgaged Property any fixtures or tangible Personal Property covered by this Mortgage except such as is replaced by Borrower by an article of equal suitability and value, owned by Borrower, free and clear of any lien or security interest (except that created by this Mortgage and any Permitted Encumbrance); (ii) make any structural alteration to the Mortgaged Property or any other alterations thereto which, in either case, materially impair the value thereof; or (iii) make any alteration to the Mortgaged Property involving an estimated expenditure exceeding $100,000.00 except pursuant to plans and specifications approved in writing by Lender. Upon request of Lender, Borrower will promptly deliver to Lender an inventory describing and showing the make, model, serial number and location of all fixtures and tangible Personal Property used in the management, maintenance and operation of the Mortgaged Property with a certification by Borrower that said inventory is a true and complete schedule of all such fixtures and personal property used in the management, maintenance and operation of the Mortgaged Property, that such items specified in the inventory constitute all of the fixtures and tangible Personal Property required in the management, maintenance and operation of the Mortgaged Property, and that all such items are owned by Borrower free and clear of any lien or security interest (except that created by this Mortgage and any Permitted Encumbrances).

2.2.11 **Insurance.** For the benefit of Borrower and Lender, and as further security for the payment of the Indebtedness, Borrower shall obtain and keep in force at all times, or cause to be obtained and kept in force, the following policies of insurance: (a) "all-risk" property insurance, insuring all Improvements now existing or hereafter erected on the Land against all risks of physical loss or damage caused by, including without limitation, fire, lightning, tornado, hurricane, windstorm, hail, explosion, vandalism, earthquake, malicious mischief, terrorism, mold, water intrusion, sprinkler, and such other casualties and hazards as are covered by such insurance, for not less than the full replacement cost of the property so insured; (b) boiler and machinery insurance; (c) commercial general liability insurance coverage with a minimum combined single limit coverage of at least $5,000,000 per occurrence, and $50,000,000 in the

aggregate; (d) "business interruption" coverage, which shall include loss of rental income in a minimum amount of not less than twelve (12) months gross pro forma rental income receivable from the Mortgaged Property; (e) workers compensation coverage as required by law; and (f) such other insurance as may reasonably be required by Lender, including without limitation, flood insurance in such form and in such amounts as may from time to time reasonably be required by Lender.

Insurance shall be written by a company or companies approved by Lender, which shall have a current Best's Key Rating Guide Property-Casualty and Liability, rating of at least "A-". Borrower shall be shown as the insured, unless a tenant is providing insurance coverage, in which case the Borrower may be shown as an "additional insured" and Lender shall be shown as "mortgagee". No lien upon any of such policies of insurance or upon any refund or return of premium that may be payable on the cancellation or termination thereof shall be given other than to Lender, except by proper endorsement affixed to such policy and approved by Lender.

Borrower shall deliver to Lender an original or certified copy of any all-risk insurance policies and a certificate of insurance for all other policies. All insurance policies and renewals thereof shall be in a form acceptable to Lender and shall include (a) a clause that said insurance will not be terminated until thirty (30) days after receipt by Lender of written notice thereof from the insurance carrier, (b) a noncontributory standard mortgagee clause in favor of and in form acceptable to Lender, and (c) for property insurance, deductibles may not exceed $50,000. Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of a policy, Borrower shall deliver to Lender a renewal policy or certified copy thereof in form satisfactory to Lender.

In the event of a casualty or loss with respect to the Mortgaged Property that exceeds the applicable insurance deductible, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and empowers Lender as attorney in fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies required by this Mortgage, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds, provided, however, that nothing contained in this Section 2.2.11 shall require Lender to incur any expense or take any action hereunder. Borrower further authorizes Lender, at Lender's option, (a) to hold the balance of such proceeds to be used to reimburse Borrower for the cost of reconstruction or repair of the Mortgaged Property, or (b) to apply the balance of such proceeds to the payment of the Indebtedness, whether or not then due, in the order of application set forth in the Note.

If the insurance proceeds are held by Lender to reimburse Borrower for the cost of restoration and repair of the Property, the Property shall be restored to the equivalent of its original condition or such other condition as Lender may approve in writing. Lender may, at Lender's option, condition disbursement of said proceeds on Lender's approval, in its reasonable discretion, of plans and specifications of an architect satisfactory to Lender, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and material suppliers and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Lender may require. If the insurance proceeds are applied to the payment of the Indebtedness, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly installments required by the terms of the Note or change the amounts of such installments. If the Mortgaged Property is sold pursuant to Section 6.3 hereof or if Lender acquires title to the Mortgaged Property, Lender shall have all of the right, title and interest of Borrower in and to any insurance policies required by this Mortgage and unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

Notwithstanding the foregoing and the terms of this Section 2.2.11 or of Section 2.2.12 below, Lender will make insurance proceeds, proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property available to Borrower for the restoration of the Mortgaged Property provided that (i) no Event of Default has occurred and is continuing, (ii) funds sufficient to complete the repair or restoration of the Mortgaged Property are available to Borrower from such proceeds or funds of Borrower (Borrower agreeing to deposit with Lender, in cash, the difference between the cost of restoration and the amount of such proceeds available therefor), or both, as determined by Lender in its reasonable discretion; (iii) restoration is commenced promptly following the date of such damage or destruction or the adjustment of the insurance claim relating thereto; (iv) Lender is provided satisfactory evidence that such restoration will be completed within one year of the date of such damage, destruction, condemnation or sale with respect to a condemnation and that in the case of a condemnation or sale in connection with a condemnation, the Mortgaged Property will not be substantially impaired or diminished so as to materially impair the value thereof and (v) prior to the disbursement for such restoration, Lender is provided reasonable assurances, adequate to Lender, that upon completion of restoration, tenants will lease space within the Property at equal or better rents than were contemplated prior to the condemnation, sale in connection with a condemnation, damage or destruction, as applicable.

2.2.12 **Condemnation**. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, or any other condemnation proceedings arising out of injury or damage to the Mortgaged Property, or any portion thereof, Borrower will notify Lender of the pendency of such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Subject to the terms of Section 2.2.11, all proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for condemnation-related injury or damage to the Mortgaged Property shall be paid to Lender and shall be applied, first, to reimburse Lender for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with collection of such proceeds and, second, the remainder of said proceeds shall be applied, at the sole discretion of Lender, to the payment of the Indebtedness (without premium or penalty) in the order determined by Lender in its sole discretion or paid out to repair or restore the Mortgaged Property so affected by such condemnation or condemnation-related injury or damage in the same manner as provided in Section 2.2.11. In any event, the unpaid portion of the Indebtedness shall remain in full force and effect and Borrower shall not be excused in the payment thereof. In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Mortgaged Property, Borrower shall promptly commence and complete such repair, restoration or replacement of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage or taking and, if such repair, restoration or replacement exceeds $100,000, then same shall be made in accordance with plans and specifications submitted to and approved by Lender. Borrower hereby assigns and transfers all such proceeds, judgments, decrees and awards to Lender and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Lender may request. Lender is hereby authorized, in the name of Borrower, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree, or award. Lender shall not be, in any event or circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

2.2.13 **Protection and Defense of Lien**. Borrower shall not permit the Mortgaged Property or any part thereof to be taken by execution or other process of law. If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Mortgaged Property or any part thereof shall be endangered or

questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Borrower with respect thereto, Borrower will give prompt written notice thereof to Lender and at Borrower's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, without limitation, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Lender (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, liens and security interests created or evidenced hereby, including, without limitation, the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, the purchase of any tax title and the removal of prior liens or security interests (including without limitation, the payment of debts as they mature or the payment in full of matured or unmatured debts, which are secured by these prior liens or security interests), and all expenses so incurred of every kind and character shall be subject to and covered by the provisions of Section 2.4 hereof.

2.2.14 **No Other Liens.** Borrower will not create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain (subject to the Permitted Encumbrances or any other matter previously approved in writing by Lender), any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Mortgaged Property which are not delinquent), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property, Lender may at Lender's option, declare all of the sums secured by this Mortgage to be immediately due and payable and Lender may invoke any remedies permitted by Section 6 of this Mortgage. Notwithstanding the foregoing, Borrower will not be in default of this Section 2.2.14 or any other provision of this Mortgage or the Loan Documents and Lender will have no rights to accelerate the Indebtedness or to invoke the remedies permitted by Section 6 of this Mortgage if there is filed an affidavit claiming a mechanic's or materialman's lien or other involuntary lien against the Mortgaged Property, if Borrower causes the lien to be removed within 30 days or provides a bond or other security reasonably satisfactory to Lender to protect its interest as Mortgagee. In addition, residential leases entered into in the ordinary course of

Borrower's business shall not constitute encumbrances in violation of this Section 2.2.14 or any other provision of this Mortgage or the Loan Documents. Borrower will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement without the prior written consent of Lender.

2.2.15 **Escrow**. Borrower shall pay to Lender, on the day monthly installments of principal and/or interest are payable under the Note (or on another day designated in writing by Lender) and until the Note is paid in full, a sum (herein "**Funds**") equal to one-twelfth of (a) the yearly taxes and assessments that may be levied on the Mortgaged Property, and (b) the yearly premium installments for fire and other hazard insurance, rent loss insurance and such other insurance covering the Mortgaged Property as Lender may require pursuant to Section 2.2.11 of this Mortgage, all as reasonably estimated initially and from time to time by Lender so that Lender may pay the items identified in (a) and (b) above at least thirty (30) days prior to their respective due dates.

On the date the Loan is funded, an account shall be established by Lender for the deposit of the Funds in an amount equal to the next assessment or levy of real estate and/or property taxes and insurance premiums on the Mortgaged Property minus the monthly Fund installments remaining before such assessment, levy, or premium installment is due. Thereafter, Funds shall be deposited in said account as provided above.

When a Default has occurred and remains uncured and is continuing, Lender may apply, in any amount and in any order as Lender shall determine in Lender's sole discretion, any Funds held by Lender at the time of application (i) to pay taxes, assessments and insurance premiums that are now or will hereafter become due or (ii) as a credit against sums secured by this Mortgage. Upon payment in full of the Indebtedness, Lender shall promptly refund to Borrower any Funds held by Lender.

Lender shall make no charge for so holding and applying the Funds, analyzing said account or for verifying and compiling said assessments and bills. Lender shall not be required to pay Borrower any interest, earnings or profits on the Funds. The Funds are pledged, free and clear of any creditor liens, and a security interest is hereby granted to Lender therein, as additional security for the sums secured by this Mortgage and shall be subject to the right of set-off.

If the amount of the Funds held by Lender shall exceed the amount deemed necessary by Lender to provide for the payment of taxes, assessments and insurance premiums thirty (30) days prior to the date when they become due and payable, such excess shall be credited to Borrower for application to the next monthly installment or installments of

Funds is due or refunded to Borrower upon payment in full of the Indebtedness. If at any time the amount of the Funds held by Lender shall be less than the amount reasonably deemed necessary by Lender to pay taxes, assessments and insurance premiums at least 30 days before the date such amounts are due, Borrower shall pay to Lender any amount necessary to make up the deficiency within fifteen (15) days after notice from Lender to Borrower requesting payment thereof and at least thirty (30) days prior to the date when they become due and payable.

The conveyance or transfer of Borrower's interest in the Mortgaged Property for any reason (including, without limitation, the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Borrower's interest in and rights to such Funds held by Lender under this Section but subject to the rights of Lender hereunder. Lender may waive in a separate writing the escrow provisions of this Section 2.2.15 upon such terms and conditions as it shall require.

2.2.16 **Further Assurances.** Borrower will, on request of Lender, promptly (i) correct any defect, error or omission which may be discovered in the contents of this Mortgage or in any other instrument now or hereafter executed in connection herewith or in the execution of acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including, without limitation, any financing statement) deemed advisable by Lender to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Lender to enable Lender to comply with the requirements or requests of any agency having jurisdiction over Lender or any examiners of such agencies with respect to the Indebtedness, Borrower or the Mortgaged Property and Borrower will pay all costs connected with any of the foregoing; provided, however, that Borrower will not be required to sign any amendment or other document or take any act that increases Borrower's obligations under the Loan or reduces Borrower's rights under the Loan.

2.2.17 __Title Insurance__. Borrower shall, at its sole cost and expense, obtain title insurance in favor of Lender as mortgagee in the form of the Proforma Policy. If for any reason during the period the Indebtedness is outstanding such title insurance is no longer valid or the issuing title company is insolvent or unable to adequately insure the validity and priority of the lien evidenced by this Mortgage (as determined by Lender in its sole discretion), Borrower agrees to obtain, at its sole cost and expense, a replacement title insurance policy issued by a title company acceptable to Lender in favor of Lender as mortgagee, in the amount and form of the Proforma Policy or such other amount and form acceptable to Lender, insuring the validity and priority of the lien evidenced by this Mortgage.

2.2.18 __Fees and Expenses; Indemnification__. Borrower will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search and/or filing fees, escrow fees, reasonable attorneys' fees, and all other costs and expenses of every character incurred by Borrower or reasonably by Lender in connection with the Indebtedness, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Borrower as owner of the Mortgaged Property, and will reimburse Lender for all such costs and expenses incurred by Lender. Borrower shall pay all expenses and reimburse Lender for any expenditures, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or expended by Lender in connection with (i) any Event of Default; (ii) Lender's exercise of any of its rights and remedies hereunder or under the Note or any other Loan Document or Lender's protection of the Mortgaged Property and its lien and security interest therein; or (iii) any amendments to this Mortgage, the Note or any other Loan Document or any matter requested by Borrower or any approval required hereunder. **Borrower will indemnify and hold harmless Lender (for purposes of this Section, the term "Lender" shall include the directors, officers, partners, employees, representatives and agents of Lender, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees) that may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder by Borrower or on account of any transaction arising out of or in any way connected with the Mortgaged Property or with this Mortgage, the Note or any other Loan Documents and occurring or arising prior to the date Borrower obtained title to the**

Mortgaged Property or during the time that Borrower held title to the Mortgaged Property. In no event will Borrower be liable to Lender under this Section for matters arising from any cause whatsoever that occurs after the date Borrower transfers fee title to the Mortgaged Property in a manner permitted under the terms of the Loan Documents or in connection with the payment in full of the Indebtedness. To the extent that any liability under this Section relates to a matter that occurs prior to the date Borrower transfers fee title to the Mortgaged Property in a manner permitted under the terms of the Loan Documents or in connection with the payment in full of the Indebtedness, but the existence of such matter is not evident until after the date of such transfer, Borrower will remain liable under this Section. Without limitation of the foregoing, it is the intention of Borrower and Borrower agrees that the foregoing indemnities shall apply to such indemnified party with respect to claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees) which in whole or in part are caused by or arise out of the negligence (but not gross negligence) of such indemnified party (and/or any other) indemnified party. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Mortgage but will survive foreclosure of this Mortgage or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents. Any amount to be paid hereunder by Borrower to Lender shall be subject to and governed by the provisions of Section 2.4 hereof.

2.2.19 Warranty. Borrower does hereby fully warrant the title to the Mortgaged Property and every part thereof and will defend the same against the lawful claims of all persons whomsoever claiming or to claim the same or any part thereof, subject to the Permitted Encumbrances.

2.2.20 Tax on Lien. In the event of the enactment after this date of any law of the State where the Mortgaged Property is located, or of any other governmental entity, deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Indebtedness or Lender, then, and in any

such event, Borrower upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (i) it might be unlawful to require Borrower to make such payment; or (ii) the making of such payment might result in the contracting for, charging or receiving of interest beyond the maximum amount permitted by law, then and in such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Indebtedness to be and become due and payable 120 days from the giving of such notice, provided, however, that no prepayment penalty or fee will be due in connection therewith.

2.2.21 **Change of Name, Identity or Structure.** The present structure and ownership of Borrower is a material consideration to Lender in making the Loan secured by this Mortgage. Therefore, except as may be permitted under Section 2.2.26 below, Borrower will not dissolve, liquidate, merge or consolidate or permit any direct interest in Borrower to be sold, assigned, transferred, mortgaged, pledged, encumbered or otherwise disposed of, voluntarily or involuntarily, including without limitation, any sale or transfer of a membership interest or other direct ownership interest in Borrower, whether same be a profits interest, a capital interest or a combination of same, to any third party, or an admission of a new member of Borrower or any alteration of the distribution of membership interests in Borrower, whether same be a change in the distribution of profits interests, capital interests, or a combination of same, or any such attempted sale, transfer, admission or alteration, without the prior written consent of Lender. Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change. Borrower will execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Mortgaged Property, and representing and warranting that Borrower does business under no other trade name with respect to the Mortgaged Property.

2.2.22 **Location and Use of Personal Property.** All tangible Personal Property will be used in the business of Borrower shall be located on the Land and Borrower shall maintain the risk of loss for the Personal Property.

2.2.23 **Estoppel Certificate.** Borrower shall at any time and from time to time furnish promptly upon request by Lender a written statement in such form as may be required by Lender stating that the Note, this Mortgage and the other Loan Documents are valid and binding obligations of Borrower,

enforceable against Borrower in accordance with their terms; the unpaid principal balance of the Note; the date to which interest on the Note is paid; that the Note, this Mortgage and the other Loan Documents have not been released, subordinated or modified by Borrower; and that there are no offsets or defenses against the enforcement of the Note, this Mortgage or any other Loan Documents that are known to Borrower, or if any of the foregoing statements are untrue, specifying the reasons therefor.

2.2.24 **Proceeds of Personal Property.** Borrower shall account fully and faithfully for and, if Lender so elects, shall promptly pay or turn over to Lender the proceeds in whatever form received from disposition in any manner of any of the Personal Property, except as otherwise specifically authorized herein. Borrower shall at all times keep the Personal Property and its proceeds separate and distinct from other property of Borrower and shall keep accurate and complete records of the Personal Property and its proceeds.

2.2.25 **Permitted Encumbrances.** Borrower will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Mortgaged Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Borrower will not modify or permit any modification of any Permitted Encumbrance, without the prior written consent of Lender.

2.2.26 **Transfers of the Mortgaged Property or Beneficial Interests in Borrower.**

2.2.26.1 The present ownership and management of the Mortgaged Property is a material consideration to Lender in making the Loan secured by this Mortgage. Therefore, subject to the terms of this Section 2.2.26, Borrower agrees that in the event that Borrower, without the prior written consent of the Lender, shall sell, convey, alienate, pledge, mortgage or encumber the Mortgaged Property or any part thereof, or any interest therein, or shall contract to do the same, or shall be divested of its title or any interest therein in any manner or way(except with respect to a condemnation to which Section 2.2.12 applies or liens or encumbrances permitted under Section 2.2.14 or otherwise permitted by the Loan Documents), whether voluntary or involuntary (any such event a "transfer"), or in the event of any merger, consolidation, or dissolution affecting Borrower or a transfer of a direct or indirect membership interest in Borrower, Lender may, at Lender's option, declare all of the sums secured by this Mortgage to be immediately due and payable and Lender may invoke any remedies permitted by Section 6 of this Mortgage, subject to Sections 2.2.26.2, 2.2.26.3, 2.2.26.4 and 2.2.26.5.

2.2.26.2 Notwithstanding the foregoing, the Borrower shall have a one-time right, while the Indebtedness remains unpaid, to sell or transfer its entire ownership interest in the Mortgaged Property, without any changes to the terms and conditions of the Loan Documents, provided that (a) the transferee ("**Transferee**") or its principals (as hereinafter defined) is acceptable to Lender in its sole discretion in terms of financial strength and creditworthiness, and at the time of the transfer of the Mortgaged Property has a net worth (exclusive of the Mortgaged Property) exceeding 50% of the existing Loan balance; (b) the Transferee (or its principals) has had at least five (5) years of experience owning and/or managing properties similar to the Mortgaged Property; (c) Lender is provided with all documents necessary to consider the transfer, and prior written notice of the transfer, at least thirty (30) days before such transfer; (d) the Transferee agrees to assume all of the duties and obligations of the Borrower under the Loan Documents pursuant to documentation satisfactory to Lender; (e) the Transferee and Borrower agree to execute and deliver to Lender such documents regarding the transfer and assumption as Lender may require, including, but not limited to, a recordable assumption agreement and acceptable endorsements to Lender's title insurance policy; (f) an assumption fee equal to one and one half percent (1.50%) of the outstanding principal balance of the Loan is paid to Lender prior to such transfer; (g) the Borrower is not then in Default under the terms or conditions of the Loan Documents; (h) all costs relating to the transfer are paid by Borrower or Transferee; (i) Lender receives written confirmation from any guarantors of the Indebtedness that any guaranty executed in connection with the Loan remains unmodified and in full force and effect after such transfer (or Lender in its sole discretion agrees to accept one or more replacement guaranties from a guarantor or guarantors acceptable to Lender in its sole discretion); (j) if any lease of the Mortgaged Property requires the tenant thereunder to consent to such transfer, written evidence of such tenant's consent, in form acceptable to Lender, shall be provided to Lender prior to such transfer. No subsequent transfer of the Mortgaged Property shall be allowed. If the proposed transfer does not occur for any reason, the Borrower shall nevertheless be responsible for reimbursing Lender for its reasonable out of pocket expenses in connection with the proposed transfer (including reasonable attorneys' fees and costs).

2.2.26.3 In connection with a proposed sale or transfer under Section 2.2.26.2 above, Lender's obligation to approve such transfer shall be contingent upon the following further requirements: (a) Borrower's delivery to Lender of the purchase contract and any other evidence of the proposed purchase price as

Lender may reasonably request; and (b) Lender's determination, in its sole discretion, that should such sale or transfer trigger an increased property tax assessment, the Mortgaged Property's Annual Net Operating Income will provide a Debt Service Coverage of at least 1.25 times following the sale or transfer. As used herein, "**Annual Net Operating Income**" means the following: (aa) the rental income based on the current monthly rent roll, net of applicable recurring concessions, times twelve (12); plus (bb) the trailing twelve (12) months' of other income; minus (cc) the trailing twelve (12) months operating expenses; minus (dd) any increased real estate tax expense, as calculated by Lender; minus (ee) a replacement reserve equal to $250 per apartment unit. As used herein, "**Debt Service Coverage**" means the fraction having (x) as numerator, the Annual Net Operating Income ; and (y) as the denominator, the total of principal and interest payable annually on the Loan, assuming a 30 year amortization.

2.2.26.4 In addition, notwithstanding any provision to the contrary contained herein or in the other Loan Documents, so long as no Event of Default is continuing, the following transfers (each a "**Permitted Transfer**") of ownership interests in the Borrower (but not transfers of the Mortgaged Property) are permitted during the term of the Loan without any notice to, approval from or other involvement of Lender (except that Borrower shall provide notice to Lender within 30 days after a transfer pursuant to subsections (a) or (c) of this Section 2.2.26.4): (a) any transfer of an indirect interest in Borrower, after which CFP Residential, L.P. (CFP Residential") and/or J. Ronald Terwilliger ("Terwilliger") (or, with respect to Terwilliger, (i) any transferee upon his death or incapacity, (ii) any Family Member (defined below), (iii) any successor trust, or (iv) any trust, family limited partnership or similar holder of interests for Terwilliger or a Family Member of Terwilliger), individually or combined, owns at least 51% of the indirect interests in Borrower, (b) any direct or indirect transfers of ownership interests in CFP Residential, or (c) any transfers of indirect ownership interests in Borrower that occur as a result of the death or incapacity of a Principal (or its permitted transferees).

2.2.26.5 In addition to the Permitted Transfers and notwithstanding any provision to the contrary contained herein or in the other Loan Documents, the following listed transfers (the "**Conditionally Permitted Transfers**") of ownership interests in the Borrower (but not transfers of the Mortgaged Property) shall be permitted during the term of the Loan provided that: (aa) except for a Conditionally Permitted Transfer pursuant to subsection (iii) below, Lender is given at least thirty (30) days prior written notice of any such

transfer; (bb) Borrower and the Transferee agree to execute and deliver to Lender such documents regarding the transfer as required by Lender; (cc) no Event of Default has occurred and is continuing under this Mortgage or any of the other Loan Documents; (dd) Borrower and/or the Transferee pay all costs and expenses related to such transfer; (ee) Lender receives written confirmation from any guarantors that any guaranties executed in connection with the Loan remain unmodified and in full force and effect after such transfer; and (ff) Lender is paid a processing fee (to be determined by Lender at the time of each transfer) of not less than One Thousand Dollars ($1,000) for each such transfer:

(i) transfers of direct or indirect ownership interests in the Borrower between existing Principals (or their permitted transferees) of Borrower;
(ii) transfers of direct or indirect ownership interests in the Borrower from an existing Principal (or its permitted transferees) to the children, grandchildren, spouse, brothers or sisters of such transferring Principal (or to trusts for the benefit of such person), or to a charitable organization (so long as such transfer does not give such charity a controlling interest in the Borrower, either directly or indirectly, such that the charity obtains decision making authority for Borrower's operations) (collectively, **"Family Members"**);
(iii) transfers of direct ownership interests in the Borrower that occur as the result of the death or incapacity of a Principal (or its permitted transferee);
(iv) a transfer from a trust to any one or more of its beneficiaries who are the settlor and/or Family Members of the settler of the trust;
(v) the substitution or replacement of the trustee of any trust with a trustee who is a Family Member of the settlor of the trust; or
(vi) transfers of direct or indirect ownership interests in the Borrower to an entity owned and under the control of the transferor or the transferor's Family Members.

As used herein, **"Principal"** shall mean AHB Development LLC, NF 108 Henderson Beach Limited Partnership, and Donald J. Miller, NF 108 Development GP LLC, Southeast 101 GP LLC, CFP Residential, and Terwilliger .

For the avoidance of doubt, if a Conditionally Permitted Transfer is also a Permitted Transfer, such transfer shall be deemed a Permitted Transfer and shall not require any notice to, approval from or other involvement of Lender.

2.3 **Right of Lender to Inspect.** Lender shall have the right to inspect the physical condition, books, and records of the Borrower that relate to the Mortgaged Property or the Indebtedness at any time while the Indebtedness remains unpaid, upon reasonable notice to Borrower during normal business hours. Lender may charge $500 for a physical inspection of the Mortgaged Property, but no more often than once every two (2) years commencing on the date of this Mortgage. Borrower will be obligated to pay said fee within 10 (ten) business days after billing for such inspection.

2.4 **Right of Lender to Perform.** Borrower agrees that, if Borrower fails to perform any act or to take any action which hereunder Borrower is required to perform or take, or fails to pay any money which hereunder Borrower is required to pay, or takes any action prohibited hereby, Lender, in Borrower's name or in its own name, may but shall not be obligated to perform or cause to be performed such act or take such action, including, without limitation, entering the Mortgaged Property for such purpose and to take all such action thereon as it may deem necessary or appropriate, or pay such money or remedy any action so taken, and any expenses reasonably incurred by Lender, and any money reasonably paid by Lender in connection therewith, shall be a demand obligation owing by Borrower to Lender and Lender, upon making such payment, shall be subrogated to all of the rights of the party receiving such payment. Any amounts due and owing by Borrower to Lender pursuant to this Mortgage shall bear interest from the date such amount becomes due until paid at the Default Rate (as defined in the Note) and shall be a part of the Indebtedness and shall be secured by this Mortgage and by any other Loan Documents.

3. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS; EASEMENT AND LICENSE.

3.1 **Representations, Warranties and Covenants.** Reference is made to the Environmental Indemnity Agreement (the "**Agreement**") executed in connection with this Mortgage and dated of even date herewith for Borrower's representations, warranties and covenants regarding Hazardous Materials and environmental matters. Capitalized terms used in this Section 3 shall have the meanings given them in the Agreement.

3.2 **Easement and License.** In addition to other inspection rights of Lender permitted pursuant to this Mortgage, the Borrower shall and hereby does grant and convey to the Lender, its agents, representatives, contractors, and employees, an easement and license to enter on the Mortgaged Property at any time and from time to time for the purpose of making such audits, tests, inspections, and examinations, including, without limitation, inspection of buildings and improvements, subsurface exploration and testing and groundwater testing (collectively, the "Environmental Inspections"), as the Lender, in its sole discretion reasonably exercised, deems necessary, convenient, or proper to determine whether the ownership, use and operation of the Mortgaged Property are in compliance with the terms and conditions set forth in the Loan Documents,

and specifically with the terms and conditions of the Agreement. Any tests or inspections made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person or entity; provided, however, as long as (a) no Event of Default has occurred and is continuing, (b) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (c) Lender is not prohibited by law, contract or otherwise from doing so, Lender will make available to Borrower copies of Environmental Inspections prepared by third parties and delivered to Lender. Lender shall have no obligation to perform any such audits, tests, inspections, or examinations, or to take any remedial action. All the costs and expenses incurred by the Lender with respect to any Environmental Inspections, including, without limitation, the fees of any engineers, laboratories, and contractors, shall be repaid by the Borrower, with interest, and shall be secured by the Mortgage and the other Loan Documents, if, and only if, such Environmental Inspections were performed by Lender (a) during the continuance of an Event of Default or (b) because Lender had a reasonable belief that Borrower was in violation of this Mortgage or the Agreement. All other Environmental Inspections performed by Lender shall be at Lender's expense.

4. ASSIGNMENT OF RENTS, LEASES, PROFITS, INCOME, CONTRACTS AND BONDS.

4.1 **Assignment of Rents**. As part of the consideration for the Loan, Borrower hereby absolutely and unconditionally assigns and transfers to Lender all the rents, issues, profits and revenues, including all security deposits, of the Mortgaged Property, whether now due, past due, or to become due by virtue of all present or future leases of the Mortgaged Property, and any other lease or other agreement for the occupancy or use of all or any part of the Mortgaged Property, regardless of to whom the rents, issues, profits and revenues of the Mortgaged Property are payable (the "**Rents**"). Borrower hereby authorizes Lender or Lender's agents to collect the Rents, and hereby directs each tenant of the Mortgaged Property to pay such Rents to Lender or Lender's agents; provided, however, that prior to written notice given by Lender to Borrower of the occurrence and continuance of an Event of Default, Borrower shall collect and receive all Rents of the Mortgaged Property as trustee for the benefit of Lender and Borrower, shall apply the Rents so collected to Indebtedness then due and payable in the order provided in the Note with the balance, so long as no such breach has occurred, to the account of Borrower, it being intended by Borrower and Lender that this assignment of Rents constitutes an absolute assignment and not an assignment for additional security only. Upon delivery of written notice by Lender to Borrower of the occurrence and continuance of a Default, and without the necessity of Lender entering upon and taking and maintaining full control of the Mortgaged Property in person, by agent or by a court appointed receiver, Lender shall immediately be entitled to possession of all Rents and shall have paid over to it all tenant deposits with a full accounting thereof relating to the Mortgaged Property as specified in this Section 4.1 as the same become due and

payable, including but not limited to Rents then due and unpaid, and all such Rents shall immediately, upon delivery of such notice, be held by Borrower as trustee for the benefit of Lender only; provided, however, that the aforementioned written notice by Lender to Borrower shall contain a statement that Lender exercises its rights to such Rents. Borrower agrees that commencing upon delivery of such written notice by Lender to Borrower, each tenant of the Mortgaged Property shall make such Rents payable to and pay such Rents to Lender or Lender's agents on Lender's written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each tenant's premises on the Mortgaged Property, without any liability on the part of said tenant to inquire further as to the existence of a Default by Borrower.

Borrower hereby covenants that Borrower has not executed any prior assignment of said Rents, other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender or that has been repaid and discharged, except as set forth on the title insurance policy insuring Lender's interest in the Mortgaged Property, that Borrower has not performed, and shall not perform, any acts, or has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 4.1, and that at the time of execution of this Mortgage there has been no anticipation by Borrower of or prepayment of any of the Rents of the Mortgaged Property for more than one (1) month prior to the due dates of such Rents. Borrower covenants that Borrower shall not hereafter collect or accept payment of any Rents of the Mortgaged Property more than one (1) month prior to the due dates of such Rents, without the prior written consent of Lender. Borrower further covenants that Borrower shall execute and deliver to Lender such further assignments of Rents of the Mortgaged Property as Lender may from time to time request.

Upon the occurrence and continuance of an Event of Default under this Mortgage, Lender may in person, by agent or by a court appointed receiver, regardless of the adequacy of Lender's security, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the collection of all Rents of the Mortgaged Property, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management or maintenance of the Mortgaged Property, all on such terms as are deemed best to protect the security of this Mortgage. In the event Lender elects to seek the appointment of a receiver for the Mortgaged Property upon the occurrence and continuance of an Event of Default, Borrower hereby expressly consents to the appointment of such receiver. Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Mortgaged Property.

All Rents, collected subsequent to delivery of written notice by Lender to Borrower of the occurrence of a Default hereunder that remains uncured shall be applied first to the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, including, but not limited to, attorney's fees,

receiver's fees, premiums on receiver's bonds, costs of repairs to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any obligation or liability of Borrower as lessor or landlord of the Mortgaged Property and then to the Indebtedness. Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and shall be liable to account only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Lender under this Section 4.1.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become indebtedness of Borrower to Lender secured by this Mortgage. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate of interest as defined in the Note.

Any entering upon and taking and maintaining of control of the Mortgaged Property by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Lender under Applicable Laws or provided herein. This assignment of Rents of the Mortgaged Property shall terminate at such time as this Mortgage ceases to secure the Indebtedness.

4.2 **Assignment of Leases.** Borrower hereby absolutely and unconditionally assigns to Lender its interest in all existing and future leases, and all subleases thereof, and any and all extensions, renewals, modifications, and replacements thereof, upon any part of the Mortgaged Property (collectively, the "**Leases**"). Borrower hereby further assigns to Lender all guaranties of tenants' performance under the Leases. So long as no Event of Default has occurred and is continuing, Borrower shall have the right, without joinder of Lender, to enforce the Leases, unless Lender directs otherwise.

4.3 **Warranties Concerning Leases and Rents.** Borrower represents and warrants that:

4.3.1 Borrower has good title to the Leases and Rents and authority to assign them, and no other person or entity, other than parties thereunder, has any right, title or interest therein;

4.3.2 all existing Leases are valid and in full force and effect, except as indicated herein, and no monetary default exists thereunder, except as disclosed in the rent roll provided by Borrower to Lender in connection with the closing of the Loan;

4.3.3 unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged;

4.3.4 no Rents have been or will be anticipated, waived, released, discounted, set off or compromised, except as Borrower has deemed or may deem advisable in the exercise of good business judgment, consistent with market practices for properties similar to the Property; and

4.3.5 except as indicated in the Leases, Borrower has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents.

4.4 **Borrower's Covenants of Performance.** Borrower covenants to:

4.4.1 perform all of its obligations under the Leases;

4.4.2 give immediate notice to Lender of any written notice Borrower receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases;

4.4.3 enforce the tenant's obligations under the Leases except when Borrower deems it inadvisable to do so in the exercise of good business judgment;

4.4.4 defend, at Borrower's expense, any proceeding pertaining to the Leases, including, if Lender so requests, any such proceeding to which Lender is a party; and

4.4.5 neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Mortgage and any other encumbrances permitted by this Mortgage.

4.5 **Prior Approval for Actions Affecting Leases.** Borrower shall not, without the prior written consent of Lender:

4.5.1 receive or collect Rents more than one month in advance;

4.5.2 encumber or assign future Rents;

4.5.3 waive or release any obligation of any tenant under the Leases except when Borrower deems it advisable to do so in the exercise of good business judgment;

4.5.4 cancel or terminate any of the Leases, cause or permit any cancellation, termination or surrender of any of the Leases, or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder or except in the exercise of Borrower's good business judgment;

4.5.5 permit any further assignment of the Leases; or

4.5.6 enter into any Leases other than those substantially in the form of the standard lease form delivered to Lender in connection with the Loan or such other form promulgated by the National Apartment Association or otherwise approved by Lender.

4.6 Lender in Possession. Lender's acceptance of this assignment of Rents and Leases shall not, prior to entry upon and taking possession of the Mortgaged Property by Lender, be deemed to constitute Lender a "**mortgagee in possession,**" nor obligate Lender to appear in or defend any proceedings relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Borrower by any tenant and not delivered to Lender. Except to the extent caused solely by Lender's gross negligence or willful misconduct Lender shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

4.7 Appointment of Attorney. Borrower hereby appoints Lender its attorney-in-fact, coupled with an interest, empowering Lender to subordinate any Leases to this Mortgage.

4.8 Indemnification. **Borrower hereby indemnifies and holds Lender (which shall include the directors, officers, partners, employees, representatives and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) harmless from all liability, damage or expense imposed on or incurred by Lender from any claims under the Leases, including, without limitation, any claims and demands which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or conditions of such Leases, or any claims by Borrower with respect to payments of Rents made directly to Lender after Default or the exercise of rights or remedies pursuant to Section 6.2 hereof, and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Lender. All amounts indemnified against hereunder, including, without limitation, attorneys' fees, if paid by Lender shall bear interest at the maximum lawful rate and shall be payable by Borrower in accordance with Section 2.4 hereof. The foregoing indemnities shall not terminate upon the foreclosure, release or other termination of this Mortgage but will survive foreclosure of this Mortgage or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of this Mortgage and the other Loan Documents. However, the indemnities set forth in this Section 4.8 shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party.**

4.9 Records. Upon request by Lender, Borrower shall make available to Lender at the Mortgaged Property executed originals (or if originals are not available, copies) of all Leases and copies of all records relating thereto.

4.10 Merger. There shall be no merger of the leasehold estates created by the Leases, with the fee estate of the Land without the prior written consent of Lender.

4.11 Right to Rely. Borrower hereby authorizes and directs the tenants under the Leases (and any successor to the interest of any of said tenants) to pay Rents to Lender upon written demand by Lender without further consent of Borrower, and the tenants may rely upon any written statement delivered by Lender to the tenants. Any such payment to Lender shall constitute payment to Borrower under the Leases. The provisions of this Section are intended solely for the benefit of the tenants and shall never inure to the benefit of Borrower or any person claiming through or under Borrower, other than a tenant who has not received such notice. The assignment of Rents set forth in Section 4.1 is not contingent upon any notice or demand by Lender to the tenants.

5. EVENTS OF DEFAULT. The term "**Default**" or "**Event of Default**" as used in this Mortgage shall mean the occurrence of any "**Event of Default**" as defined in the Note. For the avoidance of doubt, when the term "Default" or "Event of Default" is used herein or in any of the other Loan Documents, such terms mean a Default or Event of Default as applicable, only after the expiration of any applicable notice and cure periods, each as set forth in the Note.

6. REMEDIES AND RELATED RIGHTS. After the occurrence and during the continuance of an Event of Default, Lender may exercise any one or more of the following remedies and shall, in addition to any other rights, have the following related rights, without notice (unless notice is required by Applicable Laws):

6.1 Acceleration. Lender shall have the option of declaring all Indebtedness in its entirety to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by Applicable Laws as Lender may elect.

6.2 Possession. Lender is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Mortgaged Property and to take possession of, or any part thereof, and of all books, records and accounts relating thereto and to exercise without interference from Borrower any and all rights which Borrower has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property, including the right to rent the same for the account of Borrower and to deduct from such Rents all costs, expenses and liabilities of every character incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting or preserving the Mortgaged Property and to apply the remainder of such Rents to the Indebtedness in accordance with the terms of the Note. Lender shall have the right to expend such sums of money that it may deem necessary for the maintenance, preservation

and operation of the Mortgaged Property, including expenditures for improvements, alterations and repairs, including those of a capital nature, and all such sums so expended, along with all such costs, expenses and liabilities incurred by Lender in collecting such Rents and in managing, operating, maintaining or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Borrower and shall be subject to and covered by Section 2.4 hereof. If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Borrower. In connection with any action taken by Lender pursuant to this Section 6.2, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Lender in managing the Mortgaged Property unless such loss is caused by the gross negligence, willful misconduct or bad faith of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Mortgaged Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Nothing in this Section 6.2 shall impose any duty, obligation or responsibility upon Lender for the control, care, management or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Lender responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Borrower hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Mortgaged Property taken under this Section 6.2.

6.3 **Foreclosure.** Lender may proceed in foreclosure against the Mortgaged Property to a sheriff's sale for collection and recovery of the Indebtedness, all as required by Applicable Laws.

6.4 **Rights and Remedies of a Secured Party.** Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of those states governing disposition of the Personal Property in the event of a Default, including, but not limited to, the right to sell the Personal Property at public or private sale, and the right to be a purchaser at any such sale.

6.5 **Receiver.** In addition to all other remedies herein provided for, Borrower agrees that upon the occurrence of a Default, Lender shall as a matter of right be entitled to and may petition for the appointment of a receiver or receivers for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale of the Mortgaged Property or otherwise, and without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Indebtedness, and Borrower does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or

privilege it may now have under Applicable Laws to have a receiver appointed; provided, however, that the appointment of such receiver by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents pursuant to Section 4.1 hereof. Any money advanced by Lender in connection with any such receivership shall be subject to and covered by Section 2.4 hereof.

6.6 **Distribution of Sums Received by Mortgagee.** The proceeds of any sale held by any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

6.6.1 FIRST, to the payment of all reasonable costs and expenses of the Mortgagee (including reasonable fees and expenses of its agents and expenses and reasonable fees of its counsel) incurred or accrued in connection with (a) the operation, maintenance or repair of the Mortgaged Property and any and all businesses operated thereon; (b) any proceedings brought by the Mortgagee; and (c) any sale (public or private) or other disposition of the Mortgaged Property;

6.6.2 SECOND, to the payment in full of the Indebtedness (including, without limitation, the principal and interest due and unpaid on the Note, attorneys' fees and any other amounts due and unpaid and owed to Lender under this Mortgage) in such order as more fully provided for in the Note; and

6.6.3 THIRD, the remainder, if any there shall be paid to Borrower or to such other party or parties as may be entitled thereto by law.

6.7 **Rights and Remedies Cumulative.** All rights and remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any of the other Loan Documents, or any part thereof, or otherwise benefiting Lender, and Lender shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and resort to any remedy provided for hereunder or under any such Loan Documents or provided for by law shall not prevent the concurrent or subsequent employment of any other allowable remedy or remedies.

6.8 **Resort to Any Security.** Lender may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

6.9 **Waiver.** To the full extent Borrower may do so, Borrower agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, homestead rights, valuation, stay, extension or redemption, and Borrower, for itself and its heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, homestead, stay of execution, notice of intention to mature or declare due the whole of the Indebtedness, notice of election to mature or declare due the whole of the Indebtedness and all rights to a marshaling of its assets, including, without limitation, the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Borrower shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort of collection, or the right of Lender under the terms of this Mortgage to the payment of such Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any law referred to in this Section and now in force, of which Borrower or its heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Section, shall hereafter be repealed or cease to be enforced, such law shall not thereafter be deemed to preclude the application of this Section.

6.10 **Delivery of Possession after Foreclosure.** In the event there is a foreclosure sale hereunder and at the time of such sale Borrower or its heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property by, through or under Borrower are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, and except with respect to tenants under Leases, such tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the appropriate court having jurisdiction. Notwithstanding anything to the contrary herein, any purchaser or transferee of all or any part of the Mortgaged Property shall be subject to the terms of the Leases.

7. **AMENDMENT AND RESTATEMENT**. This Mortgage amends and restates, and is in substitution for, the following documents, which were assigned to Mortgagee by Wells Fargo, National Association (as successor to Wachovia Bank, National Association) by means of an Assignment of Mortgage dated as of even date herewith: (i) Mortgage, Assignment of Rents and Security Agreement in the amount of $47,613,100 from

Borrower to Wachovia Bank, National Association dated February 29, 2008 and recorded at Official Records Book 2830, Page 2244 of the Okaloosa County, Florida Public Records; (ii) Absolute Assignment of Leases and Rents from Borrower to Wachovia Bank, National Association dated February 29, 2008 and recorded at Official Records Book 2830, Page 2267 of the Okaloosa County, Florida Public Records; (iii) UCC Financing Statement in favor of Wachovia Bank, National Association and recorded in Official Records Book 2830, Page 2275 of the Okaloosa County, Florida Public Records (collectively, the "**Existing Mortgage Documents**"). However, without duplication, this Mortgage shall in no way extinguish, cancel or satisfy the Borrower's covenants, warranties, undertakings and agreements evidenced by the Existing Mortgage Documents or constitute a novation of the Existing Mortgage Documents. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of the Existing Mortgage Documents with respect to the Borrower's obligations hereunder and under any other document relating hereto.

8. **MISCELLANEOUS.**

8.1 **Defeasance.** If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, then and in that event only, and subject to the provisions of Section 2.2.18 and Section 4.8 hereof, all rights under this Mortgage shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender in due form at Borrower's cost.

8.2 **Waiver by Lender.** Lender may at any time and from time to time in writing (a) waive compliance by Borrower with any covenant herein made by Borrower to the extent and in the manner specified in such writing; (b) consent to Borrower doing any act which hereunder Borrower is prohibited from doing, or consent to Borrower failing to do any act which hereunder Borrower is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property, or any interest therein, from the lien and security interest of this Mortgage; or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in any of the other Loan Documents now or hereafter securing the payment of the Indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Lender hereunder except to the extent specifically agreed to by Lender in such writing.

8.3 **Actions by Lender.** The lien, security interest and other security rights of Lender hereunder shall not be impaired by any indulgence, moratorium or release granted by Lender, including but not limited to (a) any renewal, extension, increase or modification which Lender may grant with respect to any of the Indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the Mortgaged Property, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Indebtedness. The taking of additional security

by Lender shall not release or impair the lien, security interest or other security rights of Lender hereunder or affect the liability of Borrower or of any endorser or guarantor or other surety or improve the rights of any permitted junior lienholder in the Mortgaged Property.

8.4 **Appointment of Lender as Attorney-in-Fact.** The Lender, or any of its officers, is hereby irrevocably appointed attorney-in-fact for the Borrower (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence of an Event of Default; (b) settle for, collect and receive any awards payable under Section 6 from the authorities making the same; and (c) execute, deliver and file such financing statements and other instruments as the Lender may require in order to perfect and maintain its security interest under the Uniform Commercial Code on any portion of the Property.

8.5 **Rights of Lender.** Lender may waive any Default without waiving any other prior or subsequent Default. Lender may remedy any Default without waiving the Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default hereunder.

8.6 **Notification of Account Debtors.** Lender may at any time after Default by Borrower notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Personal Property to pay Lender directly.

8.7 **Uniform Commercial Code Security Agreement.** Borrower has granted to Lender a security interest in the items specified above as part of the Mortgaged Property, which, under Applicable Laws, may be subject to a security interest pursuant to the Uniform Commercial Code. This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code for such Mortgaged Property, and Borrower hereby authorizes Lender to file any financing statements, as well as extensions, renewals and amendments thereof as Lender

deems necessary or appropriate to perfect Lender's security interest in such Mortgaged Property.

8.8 **Fixture Filing**. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real property records in the Office of the County Clerk for the county where the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering minerals collateral or the like (including oil, timber and gas) and accounts subject to Section 9-502(b) of the Uniform Commercial Code as in effect from time to time in the State where the Mortgaged Property is located (the "**Code**") and is to be filed for record in the real property records of the county where the Mortgaged Property is situated. The mailing address of Borrower and the address of Lender from which information concerning the security interest may be obtained are the addresses set forth below. It is intended that as to the fixtures, as such term is defined under the Uniform Commercial Code as adopted in the State of Florida, that are part of the Mortgaged Property, this Mortgage will be effective as a continuously perfected financing statement filed pursuant to as a fixture filing from the date of the filing of this Mortgage for record with the Recorder of Okaloosa County, Florida. In order to satisfy Section 679.5021(3) of the Florida Statutes, the following information is hereby provided:

Name of Debtor:	AHB Apartments, LLC
Address of Debtor:	3819 Maple Avenue Dallas TX 75219
Type of Organization:	limited liability company
State of Organization:	Delaware
Organization Number:	4441928
Secured Party:	Western-Southern Life Assurance Company
Address of Secured Party:	400 Broadway Cincinnati, OH 45202
Record Owner of Property:	AHB Apartments, LLC

8.9 **Filing and Recordation**. Borrower will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Lender shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

8.10 **Dealing with Successor**. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Borrower, Lender may, without notice to Borrower, deal with such successor or successors in interest with reference to this Mortgage and to the Indebtedness in the same manner as with Borrower, without in any way vitiating or discharging Borrower's liability hereunder or for the payment of the Indebtedness, except to the extent that Lender

has expressly released Borrower therefrom in writing signed by Lender; provided, however, nothing in this Section shall be construed as permitting any transfer of the Mortgaged Property which would constitute a Default under this Mortgage. No sale of the Mortgaged Property, no forbearance on the part of Lender and no extension of the time for the payment of the Indebtedness given by Lender shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Borrower hereunder or for the payment of the Indebtedness or the liability of any other person hereunder or for the payment of the Indebtedness, except as set forth in the Note or otherwise agreed to in writing by Lender.

8.11 **Place of Payment.** The Indebtedness shall be payable at the place designated in the Note, or if no such designation is made, at the office of Lender at the address indicated in this Mortgage, or at such other place as Lender may designate in writing.

8.12 **Subrogation.** To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Lender at Borrower's request and Lender shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; provided, however, that the terms and provisions of this Mortgage shall govern the rights and remedies of Lender and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the liens, security interests, charges or encumbrances to which Lender is subrogated hereunder.

8.13 **Application of Indebtedness.** If any part of the Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of the Indebtedness, then all payments made shall be applied on said Indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

8.14 **Usury.** This Mortgage has been executed under, and shall be construed and enforced in accordance with, the laws of the State where the Mortgaged Property is located, excluding its conflicts of law rules. This Mortgage and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by Applicable Laws. It is expressly stipulated and agreed to be the intent of Borrower and Lender to at all times comply with the usury and other Applicable Laws now or hereafter governing the interest payable on the Indebtedness. If the Applicable Laws are ever revised, repealed or judicially interpreted so as to

render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if Lender's exercise of the option to accelerate the maturity of the Indebtedness, or if any prepayment of the Indebtedness results in the payment of any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note and all of such other Indebtedness have been paid in full, refunded), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then Applicable Laws, but so as to permit the recovery of the fullest lawful amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, for the use, forbearance, detention, taking, charging, receiving or reserving on the Indebtedness shall, to the extent permitted by Applicable Laws, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable thereto (the "Maximum Rate") for so long as debt is outstanding under the Indebtedness. To the extent federal law permits Lender to contract for, charge, receive, reserve or take a greater amount of interest, Lender will rely on federal law instead of such article, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by Applicable Laws now in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under such article, as amended, or under other Applicable Laws by giving notice, if required, to Borrower as provided by Applicable Laws now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Lender shall not accelerate the maturity of any interest that has not accrued at the time of such acceleration or collect unearned interest at the time of such acceleration.

8.15 <u>**Notices**</u>. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt to the Lender or the Borrower, as applicable. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party's address set forth below or to such other address as the Borrower or the Lender may give to the other in writing for such purpose:

To Lender: Western-Southern Life Assurance Company
400 Broadway
Cincinnati, Ohio 45202
Attn: General Counsel

To Borrower: AHB Apartments, LLC

3819 Maple Avenue
Dallas, TX 75219
Attn: Timothy J. Hogan

And

Jones Day
Post Office Box 165017
Columbus, Ohio 43216-5017
Attn: Michael K. Ording, Esq.

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, facsimile or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

8.16 **Heirs, Successors and Assigns; Binding Effect.** The terms, provisions, covenants and conditions hereof shall be binding upon Borrower and, by its acceptance hereof, Lender, and each of their respective heirs, devisees, representatives, successors and assigns including all successors in interest of Borrower in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Borrower and Lender and each of their respective successors and assigns; provided, however, that Borrower may not assign, delegate, or transfer its obligations under this Mortgage in whole or in part without the prior written consent of Lender, and Lender at any time may assign or transfer this Agreement in whole or in part. Any purported assignment, delegation, or transfer in violation of this Section is void. All references in this Mortgage to Borrower or Lender shall be deemed to include all such heirs, devisees, representatives, successors and assigns.

8.17 **Severability.** A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

8.18 **Gender and Number.** Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context otherwise requires.

8.19 Counterparts. This Mortgage may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

8.20 Intentionally Deleted.

8.21 Headings. The Section headings contained in this Mortgage are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

8.22 Consent of Lender. Except where otherwise provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Lender's judgment.

8.23 Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination that is not so documented shall not be effective as to any party.

8.24 Negation of Partnership. Nothing contained in the Loan Documents is intended to create any partnership, joint venture, or association between Borrower and Lender, or in any way make Lender a co-principal with Borrower with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

8.25 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction that is the subject of the Loan Documents.

8.26 Governing Law. This Mortgage will be interpreted under, and the rights and liabilities of the Lender and Borrower determined in accordance with, the laws of the state in which the Mortgaged Property is located, excluding its conflict of laws rules, and will include all matters arising out of or relating to this Mortgage, including without limitation claims as to its validity, interpretation, construction,

performance, and all claims sounding in tort. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in such state; provided, however, that nothing contained in this Mortgage will prevent the Lender from bringing any action, enforcing any award or judgment, or exercising any rights against the Borrower individually, against any security, or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

8.27 WAIVER OF JURY TRIAL. **THE MORTGAGOR AND MORTGAGEE IRREVOCABLY WAIVE ANY AND ALL RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MORTGAGOR AND MORTGAGEE ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.**

8.28 **Exculpation.** Borrower's personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Mortgage and the other Loan Documents is limited in the manner, and to the extent, provided in the Note.

[Signature page follows]

[Signature page to Mortgage]

EXECUTED as of January 3, 2013.

MORTGAGOR:

AHB APARTMENTS, LLC
a Delaware limited liability company

By: AHB Development LLC, a Delaware limited liability company

By: NF 108 Henderson Beach Limited Partnership, a Delaware limited partnership, its manager

By: NF 105 Development GP LLC, a Delaware limited liability company, its general partner

By: Donna C Kruger
Print Name: Donna C Kruger
Title: Vice President

STATE OF Georgia §
§:
COUNTY OF Fulton §

The foregoing instrument was acknowledged before me this 27th day of December, 2012, by Donna C Kruger, as Vice President of NF 105 Development GP LLC, a Delaware limited liability company, as general partner of NF 108 Henderson Beach Limited Partnership, a Delaware limited partnership, as manager of AHB Development LLC, a Delaware limited liability company, as the sole member of AHB Apartments LLC, a Delaware limited liability company, on behalf of such company, who represented to me to be said persons.

Notary Public

My Commission Expires: July 21, 2014 [SEAL]

TAMI K. TEBEDO NOTARY EXPIRES GEORGIA JUL. 21, 2014 PUBLIC GWINNETT COUNTY

EXHIBIT A

Legal Description

FEE PARCEL A:
Lot 2, ALEXAN HENDERSON BEACH SUBDIVISION, as recorded in Plat Book 24, page 70, of the Public Records of Okaloosa County, Florida.

TOGETHER WITH THE FOLLOWING EASEMENTS:

Easement 1
Together with non-exclusive easements for drainage, landscaping and construction of improvements contained in Drainage and Restriction Agreement by and between HBT, LLC, a Florida limited liability company and AHB APARTMENTS LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2171,of the Public Records of Okaloosa County, Florida.

Easement 2
Together with non-exclusive easements for drainage, utilities, vehicular and pedestrian, ingress and egress, signage and landscaping contained in Access, Utilities and Drainage Easement Agreement by and between HBT, LLC, a Florida limited liability company and AHB APARTMENTS LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2186, of the Public Records of Okaloosa County, Florida.

Easement 3
Together with non-exclusive easements for vehicular and pedestrian ingress and egress, and the installation, use, maintenance and removal of utilities contained in Operation and Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB Apartments LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2221, of the Public Records of Okaloosa County, Florida.